Exhibit 23.1

Consent of Nail McKinney Professional Association, Independent Auditors

We have issued our reports dated May 7, 2009 and May 9, 2008, accompanying the consolidated financial statements of Cortelco Systems Holding Corporation on Form 8-K/A as of December 31, 2009 and December 31, 2008 and for the years then ended. We hereby consent to the incorporation by reference of said reports in the Registration Statement of eOn Communications Corporation on Form S-8 (File No. 333-36460).

/s/ Nail McKinney Professional Association

Nail McKinney Professional Association

Tupelo, MS 38802

June 8, 2009